MutualFirst Announces Earnings for the Second Quarter of 2017

MUNCIE, Ind., July 25, 2017 /PRNewswire/ -- MutualFirst Financial, Inc. (NASDAQ: MFSF), the holding company of MutualBank (the "Bank"), announced today net income available to common shareholders for the second quarter ended June 30, 2017 was $3.9 million, or $0.52 diluted earnings per common share. This compared to net income available to common shareholders for the same period in 2016 of $4.2 million, or $0.55 diluted earnings per common share. Annualized return on average assets was 0.99% and return on average tangible common equity was 10.92% for the second quarter of 2017 compared to 1.10% and 12.01%, respectively, for the same period of last year.

Net income available to common shareholders for the six months ended June 30, 2017 increased to $7.1 million, or $0.95 diluted earnings per common share, compared to net income available to common shareholders of $6.5 million, or $0.86 diluted earnings per common share, for the six months ended June 30, 2016. Annualized return on average assets was 0.91% and return on average tangible common equity was 10.09% for the first half of 2017 compared to 0.87% and 9.48%, respectively, for the same period of last year.

Other financial highlights for the second quarter and the first six months ended June 30, 2017 included:

  Commercial loan balances increased $10.5 million, or 9.2% on an annualized basis, and non-real estate consumer loan balances increased $13.1 million, or 30.8% on an annualized basis, in the second quarter of 2017.
  Asset quality improved as non-performing loans to total loans were 0.30% as of June 30, 2017 compared to 0.46% as of December 31, 2016 and non-performing assets to total assets were 0.27% as of June 30, 2017 compared to 0.42% as of December 31, 2016.
  Tangible common equity to total assets was 9.17% and tangible book value per common share was $19.65 as of June 30, 2017 compared to tangible common equity to total assets of 8.89% and tangible book value per common share of $18.82 as of December 31, 2016.
  Net interest income for the second quarter of 2017 increased by $374,000 on a linked quarter basis and increased by $1.1 million compared to the second quarter of 2016.
  Net interest margin was 3.29% for the second quarter of 2017 compared to 3.21% in the first quarter of 2017 and 3.16% in the second quarter of 2016. Tax equivalent net interest margin was 3.39% for the second quarter of 2017 compared to 3.32% in the first quarter of 2017 and 3.25% in the second quarter of 2016.
  Non-interest income in the second quarter of 2017 increased by $546,000 on a linked quarter basis and decreased by $1.2 million when compared to the second quarter of 2016.
  Non-interest expense decreased in the second quarter of 2017 by $189,000 on a linked quarter basis and decreased by $23,000 when compared to the second quarter of 2016.
  The efficiency ratio was 66.9% in the second quarter of 2017 compared to 72.0% in the first quarter of 2017 and 66.6% in the second quarter of 2016.

"We believe this is another strong quarter of core performance and that the momentum created from our strategic initiatives will continue to increase shareholder value," said David W. Heeter, President and CEO.

Balance Sheet

Assets increased $22.8 million as of June 30, 2017 compared to December 31, 2016, primarily due to the increase in gross loans of $14.9 million. The increase in the gross loan portfolio was primarily due to an increase in commercial loans of $10.8 million, or 4.7% on an annualized basis and in non-real estate consumer loans of $16.4 million, or 19.7% on an annualized basis. Heeter continued, "We continue to have success in changing our balance sheet mix. At the end of the second quarter, our commercial portfolio is now our largest loan portfolio."

The increase in gross loans was partially offset by a decline in the consumer residential loan portfolio of $12.4 million. Mortgage loans held for sale increased by $4.7 million, since December 31, 2016. The Bank typically sells longer term fixed rate mortgage loans to mitigate interest rate risk. Mortgage loans sold during the first half of 2017 totaled $50.0 million compared to $60.8 million in the first half of 2016 as originations have slowed due to higher market rates.

Deposits increased by $19.6 million in the first half of 2017. The increase in deposits was a result of an increase in core deposits of $13.5 million and an increase of $6.1 million in certificates of deposit. Core deposits were 68% of the Bank's total deposits as of June 30, 2017.

Allowance for loan losses was constant at $12.4 million as of June 30, 2017 compared to December 31, 2016. Net charge-offs in the first half of 2017 were $456,000, or 0.08% of average total loans on an annualized basis, compared to $387,000, or 0.07% of average total loans on an annualized basis in the first half of 2016. The allowance for loan losses to non-performing loans as of June 30, 2017 was 351.2% compared to 230.1% as of December 31, 2016. The allowance for loan losses to total loans as of June 30, 2017 was 1.05% compared to 1.06% as of December 31, 2016. Non-performing loans to total loans at June 30, 2017 were 0.30% compared to 0.46% at December 31, 2016. Non-performing assets to total assets were 0.27% at June 30, 2017 compared to 0.42% at December 31, 2016.

Stockholders' equity was $146.3 million at June 30, 2017, an increase of $6.3 million from December 31, 2016. The increase was primarily due to net income available to common shareholders of $7.1 million, an increase in accumulated other comprehensive income of $1.4 million and an increase of $139,000 due to exercises of stock options. These increases were partially offset by common stock dividends of $2.4 million for the first half of 2017. The Company's tangible book value per common share as of June 30, 2017 increased to $19.65 compared to $18.82 as of December 31, 2016 and the tangible common equity ratio increased to 9.17% as of June 30, 2017 compared to 8.89% as of December 31, 2016. MFSF's and the Bank's risk-based capital ratios were well in excess of "well-capitalized" levels as defined by all regulatory standards as of June 30, 2017.

Income Statement

Net interest income before the provision for loan losses increased $1.1 million for the quarter ended June 30, 2017 compared to the same period in 2016. The increase in net interest income was primarily a result of an increase of $79.0 million in average interest earning assets, due to an increase of $78.7 million in average loans. Along with the increase in earning assets, net interest margin increased by 13 basis points to 3.29%, while the tax equivalent margin increased 14 basis points to 3.39%. The increase in the margin was primarily the result of average interest earning assets repricing upwards faster than average interest bearing liabilities. On a linked quarter basis, net interest income before the provision for loan losses increased $374,000 as net interest margin increased by 8 basis points and average interest earning assets increased by $13.4 million primarily due to increases in the average loan portfolio.

Net interest income before the provision for loan losses increased $2.1 million for the first half of 2017 compared to the same period in 2016. The increase was a result of an increase of $80.5 million in average interest earning assets due to an increase in the average loan portfolio of $83.5 million. This increase was aided by the net interest margin increasing to 3.25% in the first half of 2017 compared to 3.14% in the first half of 2016, while the tax equivalent net interest margin increased to 3.36% in the first half of 2017 compared to 3.24% in the comparable period in 2016.

Provision for loan losses in the second quarter of 2017 was $300,000 compared to $150,000 during last year's comparable period. The increase was due to management's ongoing evaluation of the adequacy of the allowance for loan losses, which was partially attributable to an increasing loan portfolio and a low, but consistent level in net charge offs of $256,000, or 0.09% of loans on an annualized basis, in the second quarter of 2017 compared to net charge offs of $216,000, or 0.08% of loans on an annualized basis, in the second quarter of 2016.

The provision for loan losses for the first half of 2017 was $500,000 compared to $350,000 during last year's comparable period. The increase was primarily due to a loan portfolio that has increased $77.0 million, or 7.0% over the last year. Net charge-offs for the first half of 2017 equaled $456,000, or 0.08% of loans on an annualized basis compared to $387,000, or 0.07% in the same period of 2016.

Non-interest income for the second quarter of 2017 was $4.7 million, a decrease of $1.2 million compared to the second quarter of 2016. Decreases in non-interest income included a decrease of $601,000 in other income primarily due to a gain on bank owned life insurance of $346,000 due to a death and a $200,000 gain on sale of an interest in a low income housing property in the second quarter of 2016 that was not repeated in 2017. Net gain on sale of loans decreased $462,000 as mortgage originations slowed compared to the second quarter of 2016. Gain on sale of investments decreased $373,000 as the Company took advantage of a decline in longer term interest rates in the second quarter of 2016 to reposition approximately $17 million of the investment portfolio which was not repeated in 2017. These decreases were partially offset by an increase of $186,000 on deposit service fee income as interchange income has increased due to increased debit card activity. On a linked quarter basis, non-interest income increased $546,000 due to an increase of $314,000 in deposit service charges primarily as a result of increases in interchange income and overdraft income due to seasonality, an increase of $175,000 in net gain on sale of loans and an increase of $122,000 in commission income from our trust and wealth management business.

Non-interest income for the first half of 2017 was $8.8 million, a decrease of $1.1 million compared to the first half of 2016. The reasons for the decrease are primarily a result of one-time income items in 2016 not repeated in 2017 as discussed above.

Non-interest expense decreased $23,000 when comparing the second quarter of 2017 with the same period in 2016. The decrease was primarily due to a decrease of $126,000 in salaries and benefits due to lower health insurance costs and lower mortgage originator commissions compared to the second quarter of 2016. Other expenses also declined by $158,000 primarily due to a decline in intangible amortization and savings from branch closures in the first quarter of 2017. The decreases were offset by an increase of $162,000 in occupancy expense due to a loss of rental income from an office building sold in the fourth quarter of 2016 and an increase of $54,000 in ATM/debit card expense due to EMV card issues and increased transaction charges. On a linked quarter basis, non-interest expense decreased $189,000 partially due to a decrease of $192,000 in salaries and employee benefits.

Non-interest expense decreased $33,000 when comparing the first half of 2017 with the same period in 2016. Other expenses decreased by $462,000 in the first half of 2017 primarily due to several extraordinary items in the first half of 2016 that were not repeated in 2017. This decrease was partially offset by an increase of $325,000 in occupancy expense as explained above and an increase of $109,000 in salaries and employee benefits due to normal salary adjustments.

The effective tax rate for the second quarter of 2017 was 25.6% compared to 24.3% in the same quarter of 2016. The effective tax rate for the first six months of 2017 was 25.0% compared to 24.5% for the same period in 2016. The slight increase was due to increased taxable income as a percentage of total income.

Heeter concluded, "We are excited to see that investments made over the last few years are paying dividends and our focus continues to be on maintaining our performance momentum and building shareholder value."

MutualFirst Financial, Inc. is the parent company of MutualBank, an Indiana-based financial institution since 1889. MutualBank has twenty-seven full-service retail financial centers in Allen, Delaware, Elkhart, Grant, Kosciusko, Randolph, St. Joseph and Wabash Counties in Indiana. MutualBank has two offices located in Fishers and Crawfordsville, Indiana specializing in wealth management and trust services and a loan origination office in New Buffalo, Michigan. MutualBank also operates a wholly owned subsidiary named Summit Mortgage which operates out of Fort Wayne, Indiana. MutualBank provides a full range of financial services including commercial and business banking, personal banking, wealth management, trust services, investments and internet banking services. The Company's stock is traded on the NASDAQ National Market under the symbol "MFSF". Additional information can be found online at www.bankwithmutual.com.

Statements contained in this release, which are not historical facts, are forward-looking statements, as that term is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ from those currently anticipated due to a number of factors, which include, but are not limited to, factors discussed in documents filed by the Company with the Securities and Exchange Commission from time to time.

MutualFirst Financial, Inc. Selected Financials

			(Audited)
	June 30,	March 31,	December 31,	June 30,
Balance Sheet (Unaudited):	2017	2017	2016	2016
	(000)	(000)	(000)	(000)
Assets
Cash and cash equivalents	$25,168	$22,304	$26,860	$34,503
Interest-bearing time deposits	2,046	1,905	993	-
Investment securities - AFS	256,642	254,966	249,913	251,326
Loans held for sale	8,796	5,077	4,063	8,587
Loans, gross	1,184,353	1,167,325	1,169,502	1,107,368
Allowance for loan losses	(12,426)	(12,382)	(12,382)	(12,604)
Net loans	1,171,927	1,154,943	1,157,120	1,094,764
Premises and equipment, net	20,886	21,041	21,200	31,875
FHLB of Indianapolis stock	11,183	11,183	10,925	10,640
Deferred tax asset, net	10,800	11,769	12,037	10,196
Cash value of life insurance	52,155	51,866	51,594	51,024
Other real estate owned and repossessed assets	709	1,035	1,199	1,734
Goodwill	1,800	1,800	1,800	1,800
Core deposit and other intangibles	233	307	391	572
Other assets	13,604	13,225	15,038	13,424
Total assets	$1,575,949	$1,551,421	$1,553,133	$1,510,445

Liabilities and Stockholders' Equity
Deposits	$1,172,985	$1,170,923	$1,153,382	$1,096,501
FHLB advances	235,991	218,191	240,591	243,817
Other borrowings	4,211	4,490	4,189	9,100
Other liabilities	16,436	15,219	14,933	19,434
Stockholders' equity	146,326	142,598	140,038	141,593
Total liabilities and stockholders' equity	$1,575,949	$1,551,421	$1,553,133	$1,510,445

	Three Months	Three Months	Three Months	Three Months		Six Months	Six Months
	Ended	Ended	Ended	Ended		Ended	Ended
	June 30,	March 31,	December 31,	June 30,		June 30,	June 30,
Income Statement (Unaudited):	2017	2017	2016	2016		2017	2016
	(000)	(000)		(000)		(000)	(000)

Total interest and dividend income	$14,652	$14,109	$13,943	$13,258		$28,761	$26,292
Total interest expense	2,565	2,396	2,374	2,271		4,961	4,543

Net interest income	12,087	11,713	11,569	10,987		23,800	21,749
Provision for loan losses	300	200	250	150		500	350
Net interest income after provision
for loan losses	11,787	11,513	11,319	10,837		23,300	21,399

Non-interest income
Service fee income	1,714	1,400	1,707	1,528		3,114	2,902
Net realized gain on sales of AFS securities	279	129	162	652		408	770
Commissions	1,318	1,196	1,287	1,404		2,514	2,504
Net gain on sale of loans	945	770	866	1,407		1,715	2,347
Net servicing fees	96	101	93	78		197	148
Increase in cash value of life insurance	288	272	285	306		560	590
Net gain (loss) on sale of other real estate and repossessed assets	(75)	54	(65)	(188)		(21)	(217)
Other income	105	202	131	706		307	846
Total non-interest income	4,670	4,124	4,466	5,893		8,794	9,890

Non-interest expense
Salaries and employee benefits	6,534	6,726	7,335	6,660		13,260	13,151
Net occupancy expenses	763	809	469	601		1,572	1,247
Equipment expenses	438	427	399	484		865	971
Data processing fees	541	554	525	492		1,095	981
Advertising and promotion	303	312	158	269		614	696
ATM and debit card expense	410	418	408	356		828	736
Deposit insurance	168	213	164	225		381	459
Professional fees	408	396	538	380		804	850
Software subscriptions and maintenance	567	569	548	549		1,136	1,029
Other real estate and repossessed assets	33	47	26	14		80	86
Other expenses	1,052	935	910	1,210		1,988	2,450
Total non-interest expense	11,217	11,406	11,480	11,240		22,623	22,656

Income before income taxes	5,240	4,231	4,305	5,490		9,471	8,633
Income tax provision	1,342	1,025	1,068	1,333		2,367	2,111
Net income available to common shareholders	$3,898	$3,206	$3,237	$4,157		$7,104	$6,522

Pre-tax pre-provision earnings (1)	$5,540	$4,431	$4,555	$5,640		$9,971	$8,983

Average Balances, Net Interest Income, Yield Earned and Rates Paid
		Three			Three
		months ended			months ended
		6/30/2017			6/30/2016
	Average	Interest	Average	Average	Interest	Average
	Outstanding	Earned/	Yield/	Outstanding	Earned/	Yield/
	Balance	Paid	Rate	Balance	Paid	Rate
	(000)	(000)	(annualized)	(000)	(000)	(annualized)
Interest-earning Assets:
Interest -bearing deposits	$24,059	$37	0.62%	$28,136	$22	0.31%
Mortgage-backed securities:
Available-for-sale	159,559	977	2.45	176,550	1,029	2.33
Investment securities:
Available-for-sale	93,956	768	3.27	73,245	581	3.17
Loans receivable	1,182,502	12,753	4.31	1,103,832	11,515	4.17
Stock in FHLB of Indianapolis	11,183	117	4.18	10,492	111	4.23
Total interest-earning assets (2)	1,471,259	14,652	3.98	1,392,255	13,258	3.81
Non-interest earning assets, net of allowance
for loan losses and unrealized gain/loss	98,254			113,340
Total assets	$1,569,513			$1,505,595

Interest-Bearing Liabilities:
Demand and NOW accounts	$308,047	298	0.39	$278,588	169	0.24
Savings deposits	139,766	4	0.01	137,029	4	0.01
Money market accounts	166,272	126	0.30	169,114	110	0.26
Certificate accounts	387,138	1,206	1.25	343,554	1,000	1.16
Total deposits	1,001,223	1,634	0.65	928,285	1,283	0.55
Borrowings	220,004	931	1.69	233,592	988	1.69
Total interest-bearing liabilities	1,221,227	2,565	0.84	1,161,877	2,271	0.78
Non-interest bearing deposit accounts	187,791			187,223
Other liabilities	15,664			15,610
Total liabilities	1,424,682			1,364,710
Stockholders' equity	144,831			140,885
Total liabilities and stockholders' equity	$1,569,513			$1,505,595

Net interest earning assets	$250,032			$230,378

Net interest income		$12,087			$10,987

Net interest rate spread (4)			3.14%			3.03%

Net yield on average interest-earning assets (4)			3.29%			3.16%

Net yield on average interest-earning assets, tax equivalent (3)(4)			3.39%			3.25%

Average interest-earning assets to
average interest-bearing liabilities			120.47%			119.83%

		Six			Six
		months ended			months ended
		6/30/2017			6/30/2016
	Average	Interest	Average	Average	Interest	Average
	Outstanding	Earned/	Yield/	Outstanding	Earned/	Yield/
	Balance	Paid	Rate	Balance	Paid	Rate
	(000)	(000)	(annualized)	(000)	(000)	(annualized)
Interest-earning Assets:
Interest -bearing deposits	$22,742	$62	0.55%	$26,175	$42	0.32%
Mortgage-backed securities:
Available-for-sale	160,364	1,976	2.46	182,119	2,165	2.38
Investment securities:
Available-for-sale	92,767	1,490	3.21	71,223	1,134	3.18
Loans receivable	1,177,526	25,002	4.25	1,094,047	22,735	4.16
Stock in FHLB of Indianapolis	11,150	231	4.14	10,487	216	4.12
Total interest-earning assets (2)	1,464,549	28,761	3.93	1,384,051	26,292	3.80
Non-interest earning assets, net of allowance
for loan losses and unrealized gain/loss	97,819			114,650
Total assets	$1,562,368			$1,498,701

Interest-Bearing Liabilities:
Demand and NOW accounts	$298,956	498	0.33	$271,455	318	0.23
Savings deposits	139,600	7	0.01	135,539	7	0.01
Money market accounts	170,660	251	0.29	166,615	218	0.26
Certificate accounts	386,147	2,343	1.21	349,389	2,025	1.16
Total deposits	995,363	3,099	0.62	922,998	2,568	0.56
Borrowings	224,961	1,862	1.66	235,756	1,975	1.68
Total interest-bearing liabilities	1,220,324	4,961	0.81	1,158,754	4,543	0.78
Non-interest bearing deposit accounts	183,511			184,536
Other liabilities	15,577			15,383
Total liabilities	1,419,412			1,358,673
Stockholders' equity	142,956			140,028
Total liabilities and stockholders' equity	$1,562,368			$1,498,701

Net interest earning assets	$244,225			$225,297

Net interest income		$23,800			$21,749

Net interest rate spread (4)			3.11%			3.02%

Net yield on average interest-earning assets (4)			3.25%			3.14%

Net yield on average interest-earning assets, tax equivalent (3)(4)			3.36%			3.24%

Average interest-earning assets to
average interest-bearing liabilities			120.01%			119.44%

	Three Months	Three Months	Three Months	Three Months		Six Months	Six Months
	Ended	Ended	Ended	Ended		Ended	Ended
	June 30,	March 31,	December 31,	June 30,		June 30,	June 30,
Selected Financial Ratios and Other Financial Data (Unaudited):	2017	2017	2016	2016		2017	2016

Share and per share data:
Average common shares outstanding:
Basic	7,344,233	7,332,455	7,324,233	7,453,333		7,338,377	7,459,871
Diluted	7,487,489	7,480,481	7,474,090	7,596,288		7,484,018	7,606,084
Per common share:
Basic earnings	$0.53	$0.44	$0.44	$0.56		$0.97	$0.87
Diluted earnings	$0.52	$0.43	$0.43	$0.55		$0.95	$0.86
Dividends	$0.16	$0.16	$0.16	$0.14		$0.32	$0.28

Dividend payout ratio	30.77%	37.21%	37.21%	25.45%		33.68%	32.56%

Performance Ratios:
Return on average assets (ratio of net
income to average total assets)(4)	0.99%	0.82%	0.83%	1.10%		0.91%	0.87%
Return on average tangible common equity (ratio of net
income to average tangible common equity)(4)	10.92%	9.23%	9.31%	12.01%		10.09%	9.48%
Interest rate spread information:
Average during the period(4)	3.14%	3.09%	3.08%	3.03%		3.11%	3.02%

Net interest margin(4)(5)	3.29%	3.21%	3.20%	3.16%		3.25%	3.14%

Efficiency Ratio	66.94%	72.02%	71.59%	66.59%		69.41%	71.61%

Ratio of average interest-earning
assets to average interest-bearing
liabilities	120.47%	119.28%	118.24%	119.83%		120.01%	119.44%

Allowance for loan losses:
Balance beginning of period	$12,382	$12,382	$12,587	$12,670		$12,382	$12,641
Net charge-offs (recoveries):
Real Estate:
Commercial	(1)	0	0	27		(1)	29
Commercial construction and development	0	0	0	0		0	0
Consumer closed end first mortgage	80	41	93	63		121	179
Consumer open end and junior liens	8	0	4	48		8	47
Total real estate loans	87	41	97	138		128	255
Other loans:
Auto	19	7	8	(4)		26	(26)
Boat/RV	91	143	99	62		234	93
Other	52	16	71	20		68	65
Commercial and industrial	7	(7)	180	0		0	0
Total other	169	159	358	78		328	132

Net charge offs (recoveries)	256	200	455	216		456	387
Provision for loan losses	300	200	250	150		500	350
Balance end of period	$12,426	$ 12,382	$ 12,382	$12,604		$12,426	$12,604

Net loan charge-offs to average loans (4)	0.09%	0.07%	0.16%	0.08%		0.08%	0.07%

	June 30,	March 31,	December 31,	June 30,
	2017	2017	2016	2016

Total shares outstanding	7,344,233	7,344,233	7,324,233	7,324,233
Tangible book value per common share	$19.65	$19.13	$18.82	$19.01
Tangible common equity to tangible assets	9.17%	9.07%	8.89%	9.23%

Nonperforming assets (000's)
Non-accrual loans
Real Estate:
Commercial	$1,199	$1,054	$912	$1,799
Commercial construction and development	-	-	-	2
Consumer closed end first mortgage	1,679	3,179	3,626	2,816
Consumer open end and junior liens	238	286	335	125
Total real estate loans	3,116	4,519	4,873	4,742
Other loans:
Auto	4	5	5	18
Boat/RV	342	128	224	60
Other	10	34	24	22
Commercial and industrial	39	86	18	17
Total other	395	253	271	117
Total non-accrual loans	3,511	4,772	5,144	4,859
Accruing loans past due 90 days or more	27	0	237	387
Total nonperforming loans	3,538	4,772	5,381	5,246
Real estate owned	326	403	718	1,283
Other repossessed assets	383	631	481	451
Total nonperforming assets	$4,247	$5,806	$6,580	$6,980

Performing restructured loans (6)	$2,071	$1,816	$3,031	$3,039

Asset Quality Ratios:
Non-performing assets to total assets	0.27%	0.37%	0.42%	0.46%
Non-performing loans to total loans	0.30%	0.41%	0.46%	0.47%
Allowance for loan losses to non-performing loans	351.2%	259.5%	230.1%	240.26%
Allowance for loan losses to loans receivable	1.05%	1.06%	1.06%	1.14%

	Three Months	Three Months	Three Months	Three Months		Six Months	Six Months
	Ended	Ended	Ended	Ended		Ended	Ended
	June 30,	March 31,	December 31,	June 30,		June 30,	June 30,
Non-GAAP Measurements (7)	2017	2017	2016	2016		2017	2016

Total stockholders' equity (GAAP)	$146,326	$142,598	$140,038	$141,593		$146,326	$141,593
Less: Intangible assets	2,033	2,107	2,191	2,372		2,033	2,372
Tangible common equity (non-GAAP)	$144,293	$140,491	$137,847	$139,221		$144,293	$139,221

Total assets (GAAP)	$1,575,949	$1,551,421	$1,553,133	$1,510,445		$1,575,949	$1,510,445
Less: Intangible assets	2,033	2,107	2,191	2,372		2,033	2,372
Tangible assets (non-GAAP)	$1,573,916	$1,549,314	$1,550,942	$1,508,073		$1,573,916	$1,508,073

Tangible common equity to tangible assets (non-GAAP)	9.17%	9.07%	8.89%	9.23%		9.17%	9.23%

Book value per common share (GAAP)	$19.92	$19.42	$19.12	$19.33		$19.92	$19.33
Less: Effect of intangible assets	0.27	0.29	0.30	0.32		0.27	0.32
Tangible book value per common share	$19.65	$19.13	$18.82	$19.01		$19.65	$19.01

Return on average stockholders' equity (GAAP)	10.77%	9.09%	9.17%	11.80%		9.94%	9.32%
Add: Effect of intangible assets	0.15%	0.14%	0.14%	0.21%		0.15%	0.16%
Return on average tangible common equity (non-GAAP)	10.92%	9.23%	9.31%	12.01%		10.09%	9.48%

Total tax free interest income (GAAP)
Loans receivable	$106	$107	$110	$113		$213	$225
Investment securities	661	647	614	522		1,308	1,017
Total tax free interest income	$767	$754	$724	$635		$1,521	$1,242
Total tax free interest income, gross (at 34%)	$1,162	$1,142	$1,097	$962		$2,305	$1,882

Net interest margin, tax equivalent (non-GAAP)
Net interest income (GAAP)	$12,087	$11,713	$11,569	$10,987		$23,800	$21,749
Add: Tax effect tax free interest income at 34%	395	388	373	327		784	640
Net interest income (non-GAAP)	12,482	12,101	11,942	11,314		24,584	22,389
Divided by: Average interest-earning assets	1,471,259	1,457,840	1,445,375	1,392,255		1,464,549	1,384,051
Net interest margin, tax equivalent	3.39%	3.32%	3.30%	3.25%		3.36%	3.24%

Ratio Summary:
Return on average equity	10.77%	9.09%	9.17%	11.80%		9.94%	9.32%
Return on average tangible common equity	10.92%	9.23%	9.31%	12.01%		10.09%	9.48%
Return on average assets	0.99%	0.82%	0.83%	1.10%		0.91%	0.87%
Tangible common equity to tangible assets	9.17%	9.07%	8.89%	9.23%		9.17%	9.23%
Net interest margin, tax equivalent	3.39%	3.32%	3.30%	3.25%		3.36%	3.24%

(1) Pre-tax pre-provision income is calculated by taking net income available to common shareholders and adding income tax provision and provision for loan losses.

(2) Calculated net of deferred loan fees, loan discounts, loans in process and loss reserves.

(3) Tax equivalent margin is calculated by taking non-taxable interest and grossing up by 34% applicable tax rate.

(4) Ratios for the three and six month periods have been annualized.

(5) Net interest income divided by average interest earning assets.

(6) Performing restructured loans are excluded from non-performing ratios. Restructured loans that are on non-accrual are in the non-accrual loan categories.

(7) This earnings release and selected financials contain GAAP financial measures and non-GAAP financial measures where management believes it to be helpful in understanding MutualFirst's results of operations or financial position. This table shows non-GAAP financial measures and  the comparable GAAP financial measure, as well as the reconciliation to the comparable GAAP financial measure.

CONTACT: Chris Cook, Senior Vice President, Treasurer and CFO of MutualFirst Financial, Inc. (765) 747-2945